UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 22, 2011

HELIX WIND, CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52107 (Commission File Number)	20-4069588 (IRS Employer Identification No.)

13125 Danielson Street, Suite 101
Poway, California 92064
 (Address of Principal Executive Offices, Zip Code)

(619) 501-3932
(Registrant's Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement

As previously announced, on May 21, 2010, Ian Gardner, a former officer and director of Helix Wind, Corp. (the “Company”), commenced an action against the Company and Scott Weinbrandt (also a former officer and director of the Company) in San Diego Superior Court, alleging certain causes of action relating to the Company’s breach of its March 2010 settlement agreement and release with Mr. Gardner, and other causes of action relating to Mr. Gardner’s promissory note with the Company.

On June 22, 2011, the Company, Mr. Weinbrandt and Mr. Gardner executed a Settlement Agreement and Mutual General Release providing for the settlement of the litigation and mutual release of all claims, on the following terms: (1) the Company agreed to pay Mr. Gardner $20,000.00 payable in monthly installments of $5,000 beginning on July 1, 2011 and continuing monthly until paid; and (2) the Company agreed to pay Mr. Gardner an additional one time contingent payment along the following terms: (a) the amount of $122,861.00 if, and only if, the Company closes a strategic transaction in which the Company receives a minimum of $2.5 million in cash or cash equivalents within 90 days of the effective date of the settlement agreement from sources Mr. Gardner is responsible for; or (b) if the transaction contemplated by paragraph (2)(a) above is not closed within 90 days of the effective date, then the Company shall pay Mr. Gardner a one-time contingent payment of $94,361.00 when either: (i) the Company closes a strategic transaction in which the Company receives a minimum of $2.5 million in cash or cash equivalents within 90 days of the effective date from sources Mr. Gardner is not responsible for; or (ii) the Company does not close a strategic transaction in which it receives a minimum of $2.5 million in cash or cash equivalents within 90 days of the effective date (in which event the parties will then negotiate in good faith a payment schedule for payment of the $94,361.00 to Mr. Gardner, and the payment schedule will take into account the then current condition of the Company’s financial condition).

The foregoing summary of the agreement is qualified in its entirety by reference to the full text of the agreement that is attached as an exhibit to this Current Report on Form 8-K.  Readers should review the agreement for a more complete understanding of the terms and conditions associated with this transaction.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Settlement Agreement and Mutual General Release dated June 22, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX WIND, CORP.

Date: June 27, 2011	By:	/s/ Kevin Claudio
Name: Kevin Claudio
Title: Chief Financial Officer

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